UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K
__________________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  June 22, 2010

RELIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Missouri (State or other jurisdiction of incorporation)	000-52588 (File Number)Commission	43-1823071 (I.R.S. Employer Identification No.)

10401 Clayton Road Frontenac, Missouri (Address of principal executive offices)	63131 (Zip Code)

(314) 569-7200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act.
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICER; COMPENSATORY ARRANGMENTS OF CERTAIN OFFICERS.

 On June 23, 2010, Reliance Bancshares, Inc. (the “Company”) and its wholly owned subsidiary bank, Reliance Bank (the “Bank”), announced that the Company and Mr. Allan D. Ivie, IV have entered into an employment agreement (the “Agreement”) and Mr. Ivie has been named President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of the Bank.  Mr. Ivie replaces Jerry Von Rohr in these positions, but Mr. Von Rohr remains as Chairman of the Company and Vice Chairman of the Bank, where he will continue to play an active role in the Company and the Bank. Mr. Von Rohr’s employment and compensation will continue under the terms and conditions of his current employment agreement, which was previously filed by the Company.

Mr. Ivie joins the Company from The PrivateBank, which he co-founded in 2000 and where he served as President and Chief Operating Officer.  Prior to The PrivateBank, he held various executive positions at NationsBank, N.A., The Boatmen’s National Bank of St. Louis, and Sovran Bank, N.A. of Richmond, Virginia.  Mr. Ivie is a graduate of the University of Virginia.  He is active in the community, serving in leadership positions at several civic organizations. Currently he serves on the boards of St. Louis County Economic Council, Urban League of Metropolitan St. Louis, Inc., Beyond Housing/Neighborhood Housing Services, Regional Housing and Community Development Alliance (RHCDA), The Backstoppers, and Webster University School of Business and Technology.

The Agreement with Mr. Ivie became effective June 22, 2010 for a term lasting until January 3, 2013. Under the Agreement, Mr. Ivie will receive an annual base salary of $425,000 for each of 2010 and 2011.  Effective January 1, 2012, and through the remaining term of the Agreement, Mr. Ivie will receive an annual base salary of $446,000.  Mr. Ivie will not be eligible for any annual or special bonuses while the Company remains subject to regulation of the U.S. Treasury Department with respect to the Company’s receipt of funds via the Troubled Asset Relief Program (“TARP”).

Mr. Ivie will be awarded shares of Class A Common Stock, $0.25 par value, under the Company’s 2010 Restricted Stock Plan in the amounts shown below on the dates indicated, provided they are within the allowable maximum award levels permitted by TARP Regulations.  All awards will be subject to a two-year cliff vesting period, subject to minimum holding periods as required, and not deliverable until all TARP funds have been repaid by the Company.  Stock will be awarded as follows:

July 1, 2010 – The lesser of 40,000 shares or the maximum allowed by TARP

January 1, 2011 – The lesser of 75,000 shares or the maximum allowed by TARP

January 1, 2012 – The lesser of 65,000 shares or the maximum allowed by TARP

The Agreement also contains non-competition, non-solicitation and confidentiality provisions.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

In addition, the Board of Directors of the Company and Bank, respectively, in a Board Meeting on June 22, 2010, voted unanimously to elect and appoint Mr. Ivie as a Director and Board Member of the Company Board of Directors and the Bank Board of Directors, effective immediately.  Mr. Ivie will not receive any additional compensation for Board Meetings.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

10.1	Employment Agreement between Reliance Bancshares, Inc. and Allan D. Ivie, IV.

99.1	Press release issued by Reliance Bancshares, Inc. on June 23, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           June 24, 2010

RELIANCE BANCSHARES, INC. (Registrant)

By:	/s/ Dale E. Oberkfell
Name:	Dale E. Oberkfell
Title:	Chief Financial Officer